UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
September 15, 2017
(Date of Earliest Event Reported)

Armstrong Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-191182	20-8015664
(Commission File Number)	(I.R.S. Employer Identification No.)
7733 Forsyth Boulevard, Suite 1625
St. Louis, Missouri 63105
(Address of principal executive offices)
Registrant’s telephone number, including area code: (314) 721-8202

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on August 15, 2017, Armstrong Energy, Inc. (the “Company”) and certain subsidiaries of the Company (the “Guarantors”) entered into a supplemental forbearance agreement (the “First Supplemental Forbearance Agreement”) with certain supporting holders of the Company’s Senior Secured Notes due 2019 (the “Senior Secured Notes”) issued pursuant to the indenture (as amended, supplemented or modified from time to time, the “Indenture”), dated as of December 21, 2012, by and among the Company, the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”) and collateral agent thereunder, which supplemented the forbearance agreement, dated July 16, 2017, by among the Company, the Guarantors and the supporting holders.

On September 15, 2017, the Company and the Guarantors entered into a second supplemental forbearance agreement (the “Second Supplemental Forbearance Agreement”) with supporting holders (the “Supporting Holders”) of approximately $156 million in aggregate principal amount (representing approximately 78% of the outstanding principal amount). Pursuant to the Second Supplemental Forbearance Agreement, the Supporting Holders have agreed to forbear from exercising their rights and remedies under the Indenture or the related security documents until the earlier of (a) 11:59 p.m. New York City time on September 24, 2017 and (b) an Event of Termination (as defined in the Second Supplemental Forbearance Agreement) (the “Second Supplemental Forbearance Period”) with respect to the Company’s failure to make the June 15, 2017 interest payment on the Senior Secured Notes. Pursuant to the Second Supplemental Forbearance Agreement, the Supporting Holders have agreed to not deliver any notice or instruction to the Trustee directing the Trustee to exercise any of the rights and remedies under the Indenture or the related security documents with respect to the Company’s failure to make the June 15, 2017 interest payment during the Second Supplemental Forbearance Period. The Supporting Holders have also agreed to not transfer any ownership in the Senior Secured Notes held by any of the Supporting Holders during the Second Supplemental Forbearance Period other than to potential transferees currently party to or who agree in writing to be bound by the Second Supplemental Forbearance Agreement.

The foregoing description of the Second Supplemental Forbearance Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Second Supplemental Forbearance Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. For further information on the forbearance agreement and the First Supplemental Forbearance Agreement, please refer to Exhibit 10.1 to our Current Reports on Form 8-K dated August 14, 2017 and July 16, 2017.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
10.1	Second Supplemental Forbearance Agreement, dated as of September 15, 2017, by and among the Company, the Guarantors and the Supporting Holders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG ENERGY, INC.

Dated: September 15, 2017	By:	/s/ Jeffrey F. Winnick
Jeffrey F. Winnick
Vice President and Chief Financial Officer